UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

The RBB Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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US Treasury 10 Year Note ETF US Treasury 2 Year Note ETF US Treasury 12 Month Bill ETF US Treasury 3 Month Bill ETF Each a series of The RBB Fund, Inc.

We Need Your Help

March 28, 2023

Dear Valued Shareholder,

We need your help. Today, the special meeting of shareholders of the US Treasury 10 Year Note ETF, US Treasury 2 Year Note ETF, US Treasury 12 Month Bill ETF and US Treasury 3 Month Bill ETF (each a “Fund” and together, the “Funds”) was adjourned until April 18, 2023, to provide Fund shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that we do not yet have your voting instructions. Please help us to proceed with important business of the Funds by taking a moment to cast your proxy vote today.

As described in detail in the proxy statement mailed to Fund shareholders previously (available at https://vote.proxyonline.com/rbb/docs/ETF2023.pdf), shareholders are being asked to consider the approval of the New Investment Advisory Agreement. Please note that the unitary management fees payable to the Adviser under the New Investment Advisory Agreement are the same as the unitary management fees payable under the Funds’ previously existing investment advisory agreement. Furthermore, the investment advisory personnel who provided services to the Funds under the previously existing investment advisory agreement are expected to continue to do so under the New Investment Advisory Agreement. The Board believes that approval of the Proposal is in the best interest of each Fund and its shareholders and recommends that you vote “FOR” the Proposal. Importantly, approval of the Proposal will not result in any increase in shareholder fees or expenses.

We very much appreciate your attention to this matter. Please help us by casting your important proxy vote today.

Sincerely,

Steven Plump

President

The RBB Fund, Inc.

How do I vote? There are four convenient methods for casting your important proxy vote:

1.	Vote By Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 877-536-1560. Representatives are available Monday through Friday 9 a.m. to 9 p.m. Central time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO ADJ S63407

US Treasury 10 Year Note ETF US Treasury 2 Year Note ETF US Treasury 12 Month Bill ETF US Treasury 3 Month Bill ETF Each a series of The RBB Fund, Inc.

We Need Your Help

March 28, 2023

Dear Valued Shareholder,

We need your help. Today, the special meeting of shareholders of the US Treasury 10 Year Note ETF, US Treasury 2 Year Note ETF, US Treasury 12 Month Bill ETF and US Treasury 3 Month Bill ETF (each a “Fund” and together, the “Funds”) was adjourned until April 18, 2023, to provide Fund shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that we do not yet have your voting instructions. Please help us to proceed with important business of the Funds by taking a moment to cast your proxy vote today.

As described in detail in the proxy statement mailed to Fund shareholders previously (available at https://vote.proxyonline.com/rbb/docs/ETF2023.pdf), shareholders are being asked to consider the approval of the New Investment Advisory Agreement. Please note that the unitary management fees payable to the Adviser under the New Investment Advisory Agreement are the same as the unitary management fees payable under the Funds’ previously existing investment advisory agreement. Furthermore, the investment advisory personnel who provided services to the Funds under the previously existing investment advisory agreement are expected to continue to do so under the New Investment Advisory Agreement. The Board believes that approval of the Proposal is in the best interest of each Fund and its shareholders and recommends that you vote “FOR” the Proposal. Importantly, approval of the Proposal will not result in any increase in shareholder fees or expenses.

We very much appreciate your attention to this matter. Please help us by casting your important proxy vote today.

Sincerely,

Steven Plump

President

The RBB Fund, Inc.

How do I vote? There are three convenient methods for casting your important proxy vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO ADJ S63407